UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

(713) 827-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2012, Whitestone REIT (the “Company”) filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) amendments to its declaration of trust that (i) reclassified each issued and unissued Class A common share of beneficial interest, par value $0.001 (the “Class A common shares”), into one Class B common share of beneficial interest, par value $0.001 (the “Class B common shares”) and (ii) changed the designation of all of the Class B common shares to “common shares.” The amendment setting forth the reclassification of the Class A common shares into Class B common shares was approved by the Company's shareholders at the 2012 annual meeting of shareholders held on May 22, 2012. The amendment approving the redesignation of the Class B common shares to common shares was approved by the Company's board of trustees and did not require shareholder approval.

Each of the articles of amendment were effective upon filing with the SDAT. A copy of each of the articles of amendment is filed as an exhibit to this report.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.     Description

Exhibit 3.1.1    Articles of Amendment
Exhibit 3.1.2    Article of Amendment

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	6/27/2012	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer